Exhibit 10.6

ROGERS CORPORATION
VOLUNTARY DEFERRED COMPENSATION PLAN
FOR KEY EMPLOYEES

(As Amended and Restated Effective as of October 24, 2007)

SECOND AMENDMENT

Pursuant to the powers and procedures for amendment of the Rogers Corporation Voluntary Deferred Compensation Plan For Key Employees, as amended and restated effective as of October 24, 2007, and as further amended effective as of May 20, 2008 (the “Plan”), the Compensation and Organization Committee of the Board of Directors of Rogers Corporation (the “Committee”) hereby amends the Plan as follows:

1.	Section 2 of the Plan is hereby amended by adding the following sentence at the end thereof:

“Participants shall no longer be able to elect to defer any payment of any portion of the Stock Compensation earned with respect to periods of employment on or after January 1, 2010.”

2.	Section 3(a) of the Plan is hereby amended by adding the following sentence at the end thereof:

“Any additional amount to be credited to a Participant’s Deferred Compensation Account under this Section 3(a) with respect to periods of employment on or after January 1, 2010 shall be expressed in dollars and shall be invested and paid in the same time and manner as Cash Compensation.”

3.	Section 4 of the Plan is hereby amended by adding the following sentence after the second sentence therein:

“Participants shall no longer be able to elect to defer any payment of any portion of the Stock Compensation earned with respect to periods of employment on or after January 1, 2010.”

4.	Section 5(b)(ii) of the Plan is hereby amended in its entirety to read as follows:

“(ii)  Interest Credits.  As of the last day of each calendar month, each sub-account within a Participant’s Deferred Compensation Account which is being maintained in terms of dollars shall be credited with interest on the amount credited to such sub-account as of the last day of the preceding calendar month; provided, however, that with respect to the calendar month during which payment to the Participant is made, regardless of the day of the month such payment is made, one-half of the amount of interest that would have been credited had it been a full month shall be so credited.  The rate of interest to be used for this purpose during any calendar year shall be (A) for calendar years before 2003, the 30-year U.S. Treasury bond rate in effect as of January 1 of such year, (B) for calendar years after 2002 but before 2010, the sum of the 10-year U.S. Treasury note rate in effect as of January 1 of such year, plus twenty basis points (i.e., 0.20 of 1%), and (C) for calendar years on or after January 1, 2010, the 10-year U.S. Treasury note rate in effect as of January 1 of such year.  For calendar years before 2003, the foregoing rate shall be determined by reference to the first January issue of Barron’s for such calendar year, or such other comparable publication as may be selected by the Company if Barron’s is no longer published or no longer provides such information.  For calendar years after 2002, the foregoing rate shall be determined by reference to any reliable source selected by the Company from time to time.”

5.	Section 11(a) of the Plan is amended in its entirety and replaced with the following effective as the date of this Second Amendment:

“(a)                 The Committee reserves the right to amend or terminate the Plan at any time, in full or in part; provided, however, that no amendment or termination shall have the effect of:

(i)           reducing or discontinuing any payments then being made or due to be made under the terms hereof immediately prior to such action;

(ii)           reducing or terminating any rights to future payments of benefits accrued under this Plan as of the date of amendment or termination; or

(iii)           causing the acceleration of payment of 409A Amounts upon such amendment or termination unless otherwise permitted under Section 409A.

Notwithstanding the foregoing, nothing shall prohibit the Committee from amending this Plan to the extent reasonably necessary to comply with Section 409A of the Code; provided however, that if any amendment or termination of this Plan requires the deferred payment of any amount hereunder, any such payment shall bear interest at the applicable federal rate under Section 1274 of the Code, determined as of the first day that such payment is deferred.”

6.	Except as expressly amended by this Second Amendment, the Plan in all other respects remains in full force and effect and is hereby confirmed.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Committee has caused this Second Amendment to the Plan to be duly executed on this 30th day of July, 2009.

ROGERS CORPORATION

By: /s/ Robert M. Soffer

Its: Vice President and Secretary